Exhibit 99.1

TTEC Announces First Quarter 2018

Financial Results

First Quarter 2018

Signs $100 Million in New Business

Confirms Outlook for Full Year 2018

Revenue was $375.2 Million ($373.6 Million Non-GAAP AHFS/WD)

Operating Income was $24.9 Million or 6.6 Percent of Revenue

($27.4 Million or 7.3 Percent Non-GAAP AHFS/WD)

Fully Diluted EPS was 10 Cents (EPS was 42 Cents Non-GAAP)

DENVER, May 8, 2018 — TTEC (NASDAQ: TTEC), a leading global customer experience technology and services provider focused exclusively on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the first quarter ended March 31, 2018.

“This quarter we continued to advance our position as a leading global provider of end-to-end, transformational digital customer experience management,” commented Ken Tuchman, TTEC chairman and chief executive officer. “Our pipeline is increasing, our bookings are well diversified across our TTEC Digital and TTEC Engage centers of excellence, and our growing backlog provides us with confidence in our full year outlook. As digital transformation remains the leading business imperative, TTEC Digital’s consulting and technology in unison with TTEC Engage’s growth, care, and trust and safety operations are empowering our clients to win. Our end-to-end approach combines tech-enabled, insight driven service design strategy, with our cloud-based and traditional omnichannel platforms which we build, deploy and manage, plus our unmatched ability to operate and deliver optimal customer experiences on behalf of our clients to their customers.”

FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS

Revenue

•                  First quarter 2018 GAAP revenue increased 10.9 percent to $375.2 million compared to $338.3 million in the prior year period.

•                  Non-GAAP AHFS/WD revenue increased 13.0 percent to $373.6 million over the prior year period.

•                  ASC 606 had a $12.5 million positive impact on revenue in the quarter.

Income from Operations

•                  First quarter 2018 GAAP income from operations was $24.9 million, or 6.6 percent of revenue, compared to $26.5 million, or 7.8 percent of revenue in the first quarter 2017.

•                  Non-GAAP AHFS/WD income from operations, excluding $2.0 million in restructuring and asset impairments, was $27.4 million or 7.3 percent of adjusted revenue versus 8.1 percent in the prior year.

•                  ASC 606 had a $6.3 million positive impact on income from operations in the quarter.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Adjusted EBITDA

•                  Non-GAAP Adjusted EBITDA was $51.1 million, or 13.6 percent of revenue, compared to $44.2 million, or 13.1 percent of revenue in the first quarter 2017.

Earnings Per Share

•                  First quarter 2018 GAAP fully diluted earnings per share attributable to TTEC shareholders was $0.10 compared to $0.42 in the same period last year.

•                  Non-GAAP fully diluted earnings per share was $0.42 compared to $0.44 in the prior year.

Bookings

•                  During the first quarter 2018, TTEC signed an estimated $100 million in annualized contract value revenue from new and expanded client relationships. The first quarter bookings mix was well diversified across segments, verticals, and geographies.

GAAP metrics are presented in accordance with Generally Accepted Accounting Principles, including the impact from TTEC’s January 1, 2018 adoption of Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective method.

Non-GAAP AHFS/WD (excluding assets held for sale and wind-down) - As reflected in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income (i) assets held for sale and wind-down, and (ii) impairment, restructuring and integration charges.

Non-GAAP Adjusted EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) — As reflected in the attached reconciliation table.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, DIVIDENDS, AND INVESTMENTS

•                  As of March 31, 2018, TTEC had cash and cash equivalents of $81.6 million and debt of $322.1 million, resulting in a net debt position of $240.5 million. This compares to a net debt position of $131.1 million in the prior year period.

•                  As of March 31, 2018, TTEC had approximately $425 million of additional borrowing capacity available under its revolving credit facility versus $420 million in the prior year period.

•                  Cash flow from operations in the first quarter 2018 was $67.4 million compared to $74.9 million in the first quarter 2017.

•                  Capital expenditures in the first quarter 2018 were $7.5 million compared to $12.0 million in the first quarter 2017.

•                  Declared a 27-cent dividend per share, or $12.4 million, on February 28, 2018, which was paid on April 12, 2018 to shareholders of record on March 30, 2018. The dividend represented an approximate 23 percent increase over the distribution paid in April 2017.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS first quarter 2018 GAAP revenue increased 16.1 percent to $292.6 million compared to $252.1 million in the year ago quarter. Income from operations was $18.2 million or 6.2 percent of revenue compared to $20.6 million or 8.2 percent of revenue in the prior year.

•                  Non-GAAP income from operations was $19.5 million or 6.7 percent of revenue. This compares to $20.6 million or 8.2 percent of revenue in the prior year.

•                  ASC 606 had a $12.4 million and $6.3 million positive impact on revenue and income from operations, respectively.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS first quarter 2018 GAAP revenue declined 3.3 percent to $32.5 million compared to $33.7 million in the year ago quarter. Income from operations was $1.4 million or 4.2 percent of revenue compared to $2.4 million or 7.2 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 0.2 percent to $32.5 million over the year ago period and income from operations was $2.0 million or 6.3 percent of adjusted revenue. This compares to $2.6 million or 8.1 percent of adjusted revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS first quarter 2018 GAAP revenue declined 1.4 percent to $35.2 million compared to $35.7 million in the year ago quarter. Income from operations was $4.8 million or 13.8 percent of revenue compared to $3.1 million or 8.6 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 11.0 percent to $35.2 million over the year ago period and income from operations was $4.8 million or 13.8 percent of adjusted revenue. This compares to $2.8 million or 8.8 percent of adjusted revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS first quarter 2018 GAAP revenue declined 11.8 percent to $14.9 million from $16.8 million in the year ago quarter. Income from operations was $0.5 million or 3.4 percent of revenue compared to $0.4 million or 2.5 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue declined 8.4 percent to $13.3 million over the year ago period and income from operations was $1.0 million or 7.7 percent of adjusted revenue. This compares to operating income of $0.8 million or 5.2 percent of revenue in the prior year.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

BUSINESS OUTLOOK

“We are executing on multiple fronts and realizing tangible results from our strategy, differentiated solutions portfolio, and improved go-to-market platform,” commented Regina Paolillo, chief financial and administrative officer at TTEC. “We are also particularly pleased with the improved performance and outlook of our technology services business, driven by a rapidly growing addressable market for hosted and cloud-based contact center technology, architecture and services.”

Paolillo continued, “Our first quarter consolidated results were in line with our expectations. We are confident in our planned growth trajectory and ability to expand margins in 2018, supported by our bookings, revenue mix, increased backlog, and growing pipeline across the business.”

We confirm full year 2018 guidance, which includes the adoption of ASC 606 “Revenue from Contracts with Customers” using the modified retrospective method, but excludes non-GAAP AHFS/WD (Assets Held for Sale and Wind-down), as follows:

•                  Revenue — Revenue estimated to increase 3.3 to 4.7 percent between $1.505 and $1.525 billion.

•                  Operating Income Margin — Operating income margin estimated between 8.7 and 8.9 percent.

•                  Adjusted EBITDA Margin(1) — Adjusted EBITDA margin estimated between 13.9 and 14.2 percent.

•                  Capital Expenditures — Capital expenditures estimated at 3.8 percent of revenue, of which approximately 70 percent is growth oriented.

(1) As shown in the attached reconciliation table, transitioning to an Adjusted EBITDA calculation, which includes non-cash equity-based compensation expense.

SEC FILINGS

The Company plans to file its Quarterly Report on Form 10-Q for the period ending March 31, 2018 with the U.S. Securities and Exchange Commission no later than May 10, 2018, and based on currently available information, does not expect the final results for the financial period ended March 31, 2018 to be materially different from information presented in this Press Release.

About TTEC (pronounced T-tec):

TTEC (NASDAQ: TTEC) is a leading global customer experience technology and services provider focused exclusively on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, growth and digital trust and safety services. Founded in 1982, the Company’s 50,500 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

NON-GAAP FINANICAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current believes and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from what is expressed in the forward-looking statements. Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2018	2017

Revenue	$375,249	$338,277

Operating Expenses:
Cost of services	283,370	253,898
Selling, general and administrative	47,045	43,220
Depreciation and amortization	17,924	14,500
Restructuring and integration charges, net	849	169
Impairment losses	1,120	—
Total operating expenses	350,308	311,787

Income From Operations	24,941	26,490

Other income (expense)	(16,907)	(932)

Income Before Income Taxes	8,034	25,558

Provision for income taxes	(2,102)	(5,391)

Net Income	5,932	20,167

Net income attributable to noncontrolling interest	(1,341)	(922)

Net Income Attributable to TTEC Stockholders	$4,591	$19,245

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.10	$0.42

Diluted	$0.10	$0.42

Income From Operations Margin	6.6%	7.8%
Net Income Attributable to TTEC Stockholders Margin	1.2%	5.7%
Effective Tax Rate	26.2%	21.1%

Weighted Average Shares Outstanding
Basic	45,871	45,950
Diluted	46,452	46,315

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2018	2017

Revenue:
Customer Management Services	$292,641	$252,079
Customer Growth Services	32,540	33,658
Customer Technology Services	35,208	35,693
Customer Strategy Services	14,860	16,847
Total	$375,249	$338,277

Income From Operations:
Customer Management Services	$18,215	$20,596
Customer Growth Services	1,380	2,410
Customer Technology Services	4,844	3,057
Customer Strategy Services	502	427
Total	$24,941	$26,490

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$81,594	$74,437
Accounts receivable, net	344,249	385,751
Other current assets	84,409	74,767
Assets held for sale	7,412	7,835
Total current assets	517,664	542,790

Property and equipment, net	157,215	163,297
Other assets	359,983	372,649

Total assets	$1,034,862	$1,078,736

LIABILITIES AND EQUITY
Total current liabilities	$223,446	$200,456
Liabilities held for sale	1,481	1,322
Other long-term liabilities	464,712	514,113
Total equity	345,223	362,845

Total liabilities and equity	$1,034,862	$1,078,736

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

		Three months ended
		March 31,
		2018	2017

Reconciliation of Adjusted EBITDA:

Net Income	**	$5,932	$20,167
Interest income		(1,068)	(426)
Interest expense		6,459	2,318
Provision for income taxes		2,102	5,391
Depreciation and amortization		17,924	14,500
Asset impairment, restructuring and integration charges		1,969	169
Impairment of equity investment		15,632	—
Gain on sale of business unit		(794)	—
Gain on bargain purchase of acquisition		(685)	—
Equity-based compensation expenses		3,609	2,041

Adjusted EBITDA		$51,080	$44,160

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	**	$5,932	$20,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		17,924	14,500
Other		43,531	40,265
Net cash provided by operating activities		67,387	74,932

Less - Total Capital Expenditures		7,508	12,035

Free Cash Flow		$59,879	$62,897

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	**	$24,941	$26,490
Restructuring and integration charges, net		849	169
Impairment losses		1,120	—

Non-GAAP Income from Operations		$26,910	$26,659

Non-GAAP Income from Operations Margin		7.2%	7.9%

Reconciliation of Non-GAAP EPS:

Net Income	**	$5,932	$20,167
Add: Asset impairment, restructuring and integration charges, net of related taxes		1,359	117
Add: Interest charge related to future purchase of remaining 30% for Motif acquistion		1,925	—
Add: Impairment of equity investment, net of related taxes		11,411	—
Less: Gain on sale of business unit, net of related taxes		(580)	—
Less: Gain on bargain purchase of acquisition, net of related taxes		(500)	—
Add: US 2017 Tax Act		485	—
Add: Changes in valuation allowance and returns to provision adjustments		(562)	(36)

Non-GAAP Net Income		$19,470	$20,248

Diluted shares outstanding		46,452	46,315

Non-GAAP EPS		$0.42	$0.44

** The numbers above include the adoption of ASC 606 and include the following first quarter 2018 amounts :

First Quarter 2018 Revenue :  + $12.5 million

First Quarter 2018 Operating Income :  + $6.3 million

First Quarter 2018 Net Income :  + $4.5 million

TELETECH HOLDINGS, INC.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

FIRST QUARTER

(three months end, March 31, 2018)

Revenue

	GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
TTEC Digital
CTS	$35,208	$—	$35,208
YoY Growth Rate:	-1.4%		11.0%
CSS	$14,860	$1,608	$13,252
YoY Growth Rate:	-11.8%		-8.4%

TTEC Engage
CMS	$292,641	$—	$292,641
YoY Growth Rate:	16.1%		16.1%
CGS	$32,540	$—	$32,540
YoY Growth Rate:	-3.3%		0.2%

Company (Consolidated)	$375,249	$1,608	$373,641
YoY Growth Rate:	10.9%		13.0%

Operating Income

	GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non- GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
TTEC Digital
CTS	$4,844	$—	$4,844	$(1)	$4,845
Operating Margin:	13.8%		13.8%		13.8%
CSS	$502	$51	$553	$(464)	$1,017
Operating Margin:	3.4%		3.7%		7.7%

TTEC Engage
CMS	$18,215	$1,273	$19,488	$—	$19,488
Operating Margin:	6.2%		6.7%		6.7%
CGS	$1,380	$645	$2,025	$(24)	$2,049
Operating Margin:	4.2%		6.2%		6.3%

Company (Consolidated)	$24,941	$1,969	$26,910	$(489)	$27,399
Operating Margin:	6.6%		7.2%		7.3%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.